                                  Exhibit 10.2

AEM Termination Agreement                                                 Page 1
                              TERMINATION AGREEMENT
                              ---------------------
               BETWEEN ADVA INTERNATIONAL INC. AND ANTHONY E. MOHR
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THIS TERMINATION AGREEMENT (the "Agreement"), dated April 30th 2002 and made effective as of the 1ST day of May 2002 (the "Effective Date"), by and between
ADVA INTERNATIONAL INC., a corporation incorporated under the laws of the state of Delaware ("ADVA" or the "Company"), and ANTHONY E. MOHR (the "Executive").

WHEREAS, ADVA is desirous of replacing the Executive in the position of
President and Chief Executive Officer of ADVA;

WHEREAS, the Executive is desirous to discontinue his service as President and
Chief Executive Officer of ADVA;

WHEREAS, although ADVA considers the termination of the Executive's current employment contract (attached hereto as Exhibit A, "Employment Contract") to be in the best interests of the Company at this time, it desires to induce the
Executive to continue to serve ADVA as a consultant on the basis of a one (1)
year renewable contract which will provide for the Company's continued access to the Executive's expertise and experience;

WHEREAS, the Executive is willing to continue to serve ADVA as a consultant from and after the Effective Date hereof on the basis of the terms and conditions set forth in the attached Exhibit B, "Consulting Agreement" by and between the
Company and Prudens~Consulo LLC dated April 30, 2002 with an effective date of
May 1, 2002;

WHEREAS, the Company acknowledges and agrees without reservation to its monetary indebtedness to the Executive for an interest bearing loan made by the Executive to the Company on or about January 14th, 2000, the total amount due and terms of repayment contained herein;

WHEREAS, the Company acknowledges and agrees without reservation to its monetary indebtedness to the Executive for unpaid salary as per the Executive's contract for the months of February, March and April 2002, the total amount due and terms of repayment contained herein;

WHEREAS, the Company acknowledges and agrees without reservation to its monetary indebtedness to the Executive for unreimbursed expenditures made by the
Executive on the behalf of the Company, the total amount due and terms of repayment contained herein;

WHEREAS the Company acknowledges and agrees without reservation that Executive's
Employment Contract currently in force entitles the Executive to a substantial and irrevocable severance package ("Severance Package") the total amount due and terms of repayment contained herein; and

WHEREAS, the Executive currently serves as an Executive Director for ADVA and both the Company and the Executive are desirous that the Executive shall continue to serve on the Board in the capacity of a Non-Executive Director as of the Effective Date.

NOW, THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Reimbursement of Expenses. The Company shall reimburse all expenses outstanding and due to Executive for the totality of his employment with the
Company up to the Effective Date. Funds shall be reimbursed in four equal tranches each to be disbursed on the first day of each month commencing on the
Effective Date and ending on August 1, 2002 (the "Repayment Period"). The total amount outstanding and due as of the Effective Date is $29,204.20 generating four (4) monthly payments of $7,301.05 each. It is understood and agreed by both parties that there may exist outstanding expenses incurred but not yet received by the Executive and any such outstanding expenses shall be included in a separate invoice, to total no more than $3000-, to be paid immediately. Parties are mutually willing to rely on the determination of Thomas Kruger regarding the additional amount outstanding.

2. Payment of Outstanding Salary. The Company shall pay all salary outstanding and due to the Executive for the totality of his employment with the
Company up to the Effective Date. Funds shall be reimbursed in four equal tranches each to be disbursed on the first day of each month during the
Repayment Period. The total amount outstanding and due as of the Effective Date is $27,500- generating four (4) monthly payments of $6,875.00 each.

3. Repayment of Executive's Loan to the Company. The Company shall repay the Executive's outstanding loan to the Company plus all accrued interest up to the Effective Date as per the terms in the Executive's Employment Contract
("Loan"). Funds shall be reimbursed in four equal tranches each to be disbursed on the first day of each month during the Repayment Period. The total amount, including all interest, outstanding and due to the Executive as of the Effective
Date is $39,959- generating four (4) monthly payments of $9,989.75 each.

Executive agrees to hold in reserve the payment of accrued interest on any remaining principal of the Loan during the Repayment Period so long as all payments are made as prescribed herein. Should the Company miss a payment or pay any later than the 3rd day of each month, all interest due shall be re-instated
immediately and become due and owing to the Executive, in addition to any existing principal and accrued interest thereon. Should the Company pay or pre-pay the Loan completely and at any time within the Repayment Period, according to the terms contained herein, Executive agrees to waive all interest accrued on the Loan during said Period.

4. Severance

a. Executive's Employment Contract entitles the Executive to a substantial and irrevocable Severance Package payable at the Effective Date of termination which includes to date; the payment equal to approximately six weeks of the current salary; compensation for over thirty (30) days of accrued vacation time and, six
(6) months of ongoing payments for health benefits at the level of coverage existing at termination.

b. Executive agrees to hold in reserve the payment of the total cash value of the Severance Package due from the Company for the term of the Repayment Period when and if the following conditions are met unequivocally:

i. the terms and covenants contained in this Agreement requiring any action, behavior or payment of or by the Company are fully and duly executed and or payments made according to the terms herein.

ii. the terms and covenants contained in the attached Exhibit B, the Consulting
Agreement, requiring any action or payment of or by the Company are fully and duly executed and or payments according to the terms therein.

c. Should the Company perform as agreed herein, and repay all funds outstanding and due to the Executive according to the terms herein by or at the end of the
Repayment Period, the Executive shall waive any contractual and future legal rights to the total cash value of the Severance Package.

d. In the event of the Company's failure, for any reason, to fully comply with any of the terms and covenants contained herein, with special attention to
Sections 1-3, the Severance Package shall be re-instated immediately and the
Company liable for an immediate one-time payment to the Executive, or his designated agent, of the full cash value of the Severance Package, that in addition to any and all payments due under any other provisions or obligations.

5. Agreement Default.

a. The Company agrees to fully execute and abide by the terms and covenants as will be found in Exhibit B, the Consulting Agreement, attached hereto. In the event that the Company defaults on any term or suspends the Consulting Agreement for any reason (known collectively with 5(b) below as an "Agreement Default");
including but not limited to, "for cause" (as it is defined in Section 7 -
Exhibit A of the Consulting Agreement); the Company agrees that the aggregate and full cash value of all outstanding and unpaid Fees, Salary, Loans, Expenses,
Severance Package and any interest thereto shall become due and owing to the
Executive immediately and will be paid by the Company via irrevocable SWIFT wire transfer within five (5) business days of written notification to the Company of said Agreement Default.

b. In the event that the Company defaults on any term or suspends this Agreement for any reason or in any way (known collectively with 5(a) above as an
"Agreement Default") , including but not limited to "for cause" (as it is defined in Section 7 - Exhibit A of the Consulting Agreement); the Company
agrees that the aggregate and full cash value of all outstanding and unpaid
Salary, Loans, Expenses, Severance and any interest thereto shall become due and owing to the Executive immediately and paid by the Company by irrevocable wire transfer (via SWIFT should the funds be transferred from an entity outside the
United States) within five (5) business days of written notification to the
Company of said Agreement Default.

c. In the event that the Company wishes to dispute the validity of an Agreement
Default, the Company hereby agrees to:

i. File such Notice of Dispute in writing with the Executive within five (5)
business days of the receipt of written notification of Agreement Default

ii. In any event, not later then five (5) business days from the receipt of a notification of Agreement Default from the Executive, deposit via wire transfer
(via SWIFT should the funds be transferred from an entity domiciled outside the
United States), the entire cash amount due and owing to the Executive declared in said Agreement Default into an Escrow Account at a bank so designated and administered by Baxter, Strohauer & Mannion P.A. in Clearwater, FL for that purpose.

iii. Submit the dispute to binding Alternative Dispute Resolution (ADR) under the terms of Section 8 - Settlement hereunder, no later then thirty (30)
calendar days from the Notice, or at the earliest date that such ADR adjudication is available, with no delay unreasonably sought or imposed by either party.

6. Payment Details.

i. Grace Period. In the case of all payments due the Executive, the
Company shall enjoy a grace period of two (2) business days before any default may be triggered according to the terms and covenants herein.

ii. Transfers. All payments are to be disbursed via wire transfer (via
SWIFT, if originating from an institution domiciled outside the United States)
into the bank account(s) so designated in writing by the Executive (for this purpose, confirmed email and telefax shall suffice) and all fees charged by the originating party for the transfer are the responsibility of the Company.

7. Confidentiality. Both parties agree to hold this Agreement and the details thereof in strictest confidence unless disclosure is in compliance with judicial or governmental decree, report or regulation. In the event of said disclosure, parties agree to limit disclosure to the minimum required for proper compliance.
Furthermore, for the term of the Agreement, Executive reserves the right to approve, prior to release, all language referring to Executive and his relationship with the Company henceforth to be contained in any documents for public distribution, said approval not to be unreasonably withheld.

8. Settlement of Disputes. All claims, controversies, demands, disputes or differences between the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and determined by arbitration in accordance with this
Section 8.

i. In the event of such a claim, controversy, demand, dispute or difference,
ADVA, on the one hand, and Consultant on the other hand, shall each select one arbitrator and shall together select a third arbitrator who is neutral and unbiased, and who shall serve as the chairman of the panel. If the parties are unable to agree upon the third arbitrator, or if one of the parties is unable or fails to select an arbitrator in accordance with this Section, the American
Arbitration Association ("AAA") shall be designated by either party to appoint such arbitrator(s) to arbitrate the matter in accordance with this Section.

ii. The matter shall be arbitrated under the commercial arbitration rules of the
AAA then obtaining, such arbitration to be held in the City of Charlotte, North
Carolina. At any time before a decision of the arbitration panel has been rendered, the parties may resolve the dispute by settlement. The decision of a majority of arbitrators shall be the award of the panel of arbitrators and shall be made in writing setting forth the award and the reasons for the decision.
Such award shall be binding and conclusive on all parties, shall not be subject to appeal and may be enforced as such in accordance with the provisions of the award. This agreement to arbitrate is specifically enforceable by the parties to this Agreement.

9. General Provisions.

a. Non-Assignability. This Agreement may not be assigned by the Executive without ADVA's prior written consent; provided, however, that nothing in this
Section 8(a) shall preclude the executors, administrators, or other legal representatives of the estate of the Executive from assigning any right hereunder to the person or persons entitled thereto under the Executive's will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

b. No Attachment. Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

c. Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by the parties hereto.

10. Obligations and Liabilities.

a. The Company agrees that, with respect to the Executive's prior Employment
Contract attached herewith as Exhibit A, when duly executed and on the Effective
Date herein, this Agreement shall make null and void any and all of the
Executive's obligations, liabilities, restrictions or responsibility as defined in or related to said Employment Contract.

b. The Company shall, within ten (10) business days of the Effective Date and in compliance with any applicable law or regulation, remove the Executive in name and effect from all third party accounts, fiduciary instruments, records, filings, and contractual arrangements including, but not limited to: credit card merchant accounts, bank accounts and leases; and thereby immediately releases and indemnifies the Executive from any obligations or liabilities which may arise wherefrom. The legal effect of this provision shall commence on the
Effective Date regardless of the actual date these actions are delivered. Any failure of the Company to accomplish these actions shall not impinge on the intended release of the Executive from the obligations and liabilities in this
Section 10 hereof.

c. The Executive agrees to return in a timely manner and at the Company's expense, disable or destroy as requested, all Company-owned: credit cards; bank cards, account information and software or other material as the Company may see fit to request.

11. Legal Expenses. Each party shall pay its or his own expenses incident to obtaining or enforcing any right or benefit provided by this Agreement.

12. Limitation of Claims. No claim, regardless of form, which in any way arises out of this Agreement or the parties' performance of this Agreement may be made, nor action based upon such a claim brought, by either party more than one (1) year after the termination of this agreement or basis for the claim becomes known to the party desiring to assert it, which ever is shorter.

13. Severability. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this
Agreement not held so invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effort.

14. Headings. The headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

15. Governing Law. This Agreement has been executed and delivered in the state of Florida and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in Florida.

16. Consent to Jurisdiction. Except as provided in Section 8 hereof, Executive and ADVA irrevocably consent to the exclusive jurisdiction of the Civil Division of the Sixth Judicial Circuit Court in Pinellas County, Florida and/or the
United States District Court for the Middle District of Florida in Tampa in any
action or proceeding pursuant to this Agreement and agree to service of process in accordance with Section 16 herein.

17. Successors, Binding Agreement.

a. ADVA will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of ADVA to expressly assume and agree to perform this Agreement in the same manner and to the same extent that ADVA would be required to perform it if no such succession had taken place.

b. This Agreement shall inure to the benefit of and be enforceable by and inure to the benefit of both ADVA and its successors and assigns and the Executive and his personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. If the Executive should die while any amount is payable to the Executive under this Agreement all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

18. Entire Understanding. This Agreement and Exhibits hereto set forth the entire understanding between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties or otherwise applicable to Executive, with respect to the subject matter hereof. This Agreement may be executed in counterpart(s).

19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following address or to such other address as either party may designate by like notice:

                           If  to ADVA:
                           -----------
                           ADVA International Inc.
                           454 South Anderson Road, Suite 214, Rock Hill, SC
                           Attention: George L. Down

                           With a copy to:
                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Facsimile:  215.569.5555
                           Attention:  Barry H. Genkin, Esquire
                           or such other address as Client may designate,
                           and if to Executive:
                           -------------------
                           Prudens~Consulo LLC -
                           3665 East Bay Drive, Suite 204 - PMB 119, Largo, FL 33771
                           Attention: Anthony E. Mohr

                           With a copy to:
                           Baxter, Strohauer & Mannion P.A.
                           1150 Cleveland Street, Clearwater, FL 33755
                           Facsimile: 727.447.6899
                           Attention: Gary H. Strohauer, Esquire
                           or such other address as Executive may designate.

EXECUTIVE AFFIRMS THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT AND THE
EXHIBITS THERETO ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISES OR
AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH HIM BY ANY PERSON OR ENTITY
WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, AND THAT HE FULLY UNDERSTANDS
THE MEANING AND INTENT OF THIS DOCUMENT. EXECUTIVE STATES AND REPRESENTS THAT HE
HAS BEEN ADVISED, AND HAD AN OPPORTUNITY, TO DISCUSS FULLY AND REVIEW THE TERMS
OF THIS AGREEMENT WITH AN ATTORNEY. EXECUTIVE FURTHER STATES AND REPRESENTS THAT
HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS THE CONDITIONS HEREOF, FREELY
AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE
SAME AS HIS OWN FREE ACT.

IN WITNESS WHEREOF, ADVA has caused this Agreement to be executed and its seal to be affixed hereto by its Directors thereunto duly authorized, and the
Executive has signed this Agreement this 30th day of April, 2002, effective as of May 1, 2002.

ATTEST:                                               FOR:        ADVA International Inc

Signed:                                               Signed:
       /s/ Anthony E. Mohr                            /s/ George L Down
       -----------------------------------------      -----------------------------------------------
       -----------------------------------------      -----------------------------------------------
       Anthony E. Mohr (Executive)                    George L. Down, Secretary and Executive
                                                      Director on behalf and at the behest of the
                                                      Board of Directors
WITNESS:   /s/ C. Roger Jones
           -----------------------------------------
           -----------------------------------------
           C. Roger Jones, Non-Executive Director
           of ADVA International